Exhibit 99.2

Rexford Industrial

FOURTH QUARTER 2021

Supplemental Financial Reporting Package

12821 Knott Street | Garden Grove

Rexford Industrial Realty, Inc.
NYSE: REXR
11620 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90025
310.966.1680
RexfordIndustrial.com

Table of Contents.

Disclosures:
Forward-Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; an epidemic or pandemic (such as the outbreak and worldwide spread of novel coronavirus (COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2020 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 19, 2021. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Laura Clark	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Diana J. Ingram	Director
Angela L. Kleiman	Director
Debra L. Morris	Director
Tyler H. Rose	Director
Peter Schwab	Director

Investor Relations Information
ICR
Stephen Swett
www.icrinc.com
(212) 849-3882

Equity Research Coverage
Bank of America Merrill Lynch	James Feldman	(646) 855-5808
Baird	David Rodgers	(216) 737-7341
Berenberg Capital Markets	Connor Siversky	(646) 949-9037
Capital One	Chris Lucas	(571) 633-8151
Citigroup Investment Research	Emmanuel Korchman	(212) 816-1382
Green Street	Vince Tibone	(949) 640-8780
J.P. Morgan	Michael W. Mueller, CFA	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
Wells Fargo Securities	Blaine Heck	(443) 263-6529
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 3

Company Overview.
For the Quarter Ended December 31, 2021

Total # of Properties	296
Total Rentable Square Feet	36,922,021
Total Portfolio Occupancy	96.3%
Same Property Portfolio Occupancy	99.1%
Consolidated Portfolio NOI Growth	51.2%
Same Property Portfolio NOI Growth	10.0%
Same Property Portfolio Cash NOI Growth	6.8%
Company Share of Core FFO Per Share Growth	32.4%
Credit Ratings (S&P/Moody's/Fitch)	BBB (Positive Outlook) / Baa3 (Stable Outlook)/ BBB (Positive Outlook)
Net Debt to Total Combined Market Capitalization	9.1%
Net Debt to Adjusted EBITDA	3.6x

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 4

Highlights - Consolidated Financial Results.
Quarterly Results	(in millions)

Net Operating Income (NOI)
(51% Year-over-Year Growth)
$120
$100
$80
$60
$40
$20
$0
$66.5
$76.1
$79.7
$87.8
$100.5
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021

Adjusted EBITDA
(47% Year-over-Year Growth)
$120
$100
$80
$60
$40
$20
$0
$65.3
$69.5
$75.7
$89.0
$95.8
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021

Company Share of Core FFO
(61% Year-over-Year Growth)

$80
$70
$60
$50
$40
$30
$20
$10
$0
$43.1
$48.4
$52.8
$59.6
$69.6
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021

Adjusted Funds From Operations (AFFO)
(53% Year-over-Year Growth)
$60
$50
$40
$30
$20
$10
$0
$38.6
$41.1
$43.4
$51.0
$59.1
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 5

Financial and Portfolio Highlights and Capitalization Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Financial Results:
Total rental income	$132,593	$115,260	$104,236	$99,644	$88,495
Net income	$39,380	$40,186	$26,037	$30,643	$18,155
Net Operating Income (NOI)	$100,503	$87,759	$79,681	$76,069	$66,461
Company share of Core FFO	$69,591	$59,592	$52,789	$48,364	$43,099
Company share of Core FFO per common share - diluted	$0.45	$0.43	$0.39	$0.37	$0.34
Adjusted EBITDA	$95,804	$88,988	$75,675	$69,521	$65,328
Dividend declared per common share	$0.240	$0.240	$0.240	$0.240	$0.215
Portfolio Statistics:
Portfolio rentable square feet (“RSF”)	36,922,021	34,932,613	32,955,385	32,087,821	31,501,111
Ending occupancy	96.3%	96.1%	95.4%	95.8%	95.2%
Ending occupancy excluding repositioning/redevelopment	98.9%	98.4%	98.2%	98.3%	96.7%
Rent Change - GAAP	34.2%	54.3%	33.9%	47.1%	29.9%
Rent Change - Cash	21.5%	38.5%	21.3%	32.7%	18.1%
Same Property Portfolio Performance:
Same Property Portfolio ending occupancy(2)	99.1%	98.8%	98.4%	98.6%	98.2%
Same Property Portfolio NOI growth(2)(3)	10.0%	9.7%	10.1%	6.8%
Same Property Portfolio Cash NOI growth(2)(3)	6.8%	13.3%	22.1%	8.2%
Capitalization:
Total shares and units issued and outstanding at period end(4)	166,663,680	157,609,745	143,920,170	140,299,354	137,799,832
Series A, B and C Preferred Stock and Series 1 and 2 CPOP Units(5)	$229,068	$229,068	$319,068	$319,068	$319,068
Total equity market capitalization	$13,747,159	$9,173,421	$8,515,322	$7,390,155	$7,086,418
Total consolidated debt	$1,413,121	$1,400,552	$1,226,083	$1,226,415	$1,223,494
Total combined market capitalization (net debt plus equity)	$15,116,293	$10,513,819	$9,677,186	$8,492,637	$8,133,619
Ratios:
Net debt to total combined market capitalization	9.1%	12.7%	12.0%	13.0%	12.9%
Net debt to Adjusted EBITDA (quarterly results annualized)	3.6x	3.8x	3.8x	4.0x	4.0x
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 34 and page 12 of this report, respectively.
(2)For comparability, Same Property Portfolio ending occupancy, NOI growth and Cash NOI growth for all comparable periods has been restated to remove the results of 2670-2674 East Walnut Street and 89-91 San Gabriel Boulevard, which was sold during Q4’21. See page 31 for details related to dispositions.
(3)Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio.
(4)Includes the following # of OP Units/vested LTIP units held by noncontrolling interests: 6,401,377 (Dec 31, 2021), 6,415,276 (Sep 30, 2021), 6,428,125 (Jun 30, 2021), 6,641,742 (Mar 31, 2021) and 6,606,693 (Dec 31, 2020). Excludes the following # of shares of unvested restricted stock: 249,179 (Dec 31, 2021), 250,439 (Sep 30, 2021), 235,953 (Jun 30, 2021), 239,748 (Mar 31, 2021) and 232,899 (Dec 31, 2020). Excludes unvested LTIP units and unvested performance units.
(5)On August 16, 2021, we redeemed all 3,600,000 shares of our 5.875% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) at a redemption price equal to the stated liquidation preference of $25.00 per share, representing $90,000 in aggregate, plus all accrued and unpaid dividends.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 6

Guidance.
As of December 31, 2021
2022 OUTLOOK*

METRIC	2021 ACTUAL	2022 GUIDANCE
Net Income Attributable to Common Stockholders per diluted share (1)(2)	$0.80	$0.77 - $0.81
Company share of Core FFO per diluted share (1)(2)	$1.64	$1.77 - $1.81
Same Property Portfolio NOI Growth - Cash (3)	12.3%	6.0% - 7.0%
Same Property Portfolio NOI Growth - GAAP (3)	9.1%	3.25% - 4.25%
Average Same Property Portfolio Occupancy (Full Year) (3)	98.6%	98.0% - 98.5%
General and Administrative Expenses (4)	$49.0M	$58.0M - $59.0M
Net Interest Expense	$40.1M	$38.0M - $39.0M

(1)Our 2022 Net Income and Core FFO guidance refers to the Company's in-place portfolio as of February 9, 2022, and does not include any assumptions for prospective acquisitions, dispositions or related balance sheet activities that have not closed. The Company’s in-place portfolio as of February 9, 2022, reflects the acquisition of five properties and the disposition of one property that occurred subsequent to December 31, 2021.
(2)See page 38 for a reconciliation of the Company’s 2022 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.
(3)Our 2022 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2021 through February 9, 2022 and excludes properties that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2021 and 2022 (unless otherwise noted). As of January 1, 2022, our 2022 Same Property Portfolio consists of 223 properties aggregating 28.5 million rentable square feet.
(4)Our 2022 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $23.1 million.
* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the impact of COVID-19 and actions taken to contain its spread on the Company, the Company’s tenants and the economy, and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 7

Guidance (Continued).
As of December 31, 2021
2022 Guidance Rollforward(1)

	Range ($ per share)
Earnings Components	Low	High	Notes
2021 Core FFO Per Diluted Share	$1.64	$1.64	2021 Core FFO per share growth of 24%
Same Property Portfolio NOI Growth - GAAP	0.06	0.08	Guidance range of 3.25% - 4.25% SPP NOI Growth
Repositioning/Redevelopment - Incremental NOI Contribution	0.01	0.01	Incremental NOI contribution from Repositioning/Redevelopment completions
2021 Acquisitions - Incremental NOI Contribution	0.34	0.36	2021 Acquisitions projected to contribute incremental NOI of $48.0M to $51.0M
2021 Disposition NOI	(0.02)	(0.02)	2021 Disposition volume of $59.3M
2022 Acquisitions Closed to Date	0.03	0.03	YTD closed $170M of acquisitions; no prospective activity is assumed for guidance purposes
Net General & Administrative Expenses (2)	(0.06)	(0.07)	Guidance range of $58.0M - $59.0M
Net Interest Expense	0.01	0.02	Guidance range of $38.0M - $39.0M
Other (3)	(0.24)	(0.24)	Includes investment related funding activity
2022 Core FFO Per Diluted Share Guidance	$1.77	$1.81
Core FFO Annual Growth Per Diluted Share (excludes prospective acquisitions)	8%	10%
(1)2022 Guidance and Guidance Rollforward represent the in-place portfolio as of February 9, 2022, and does not include any assumptions for prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)2022 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $23.1 million. Non-cash equity compensation includes performance-based units that are tied to the Company's overall performance and may or may not be realized based on actual results. The current G&A guidance range contemplates the impact of performance based compensation based on the company achieving the low or high end of its Core FFO guidance range.
(3)As of December 31, 2021, 160.5 million shares were outstanding compared to the weighted average diluted shares outstanding of 140.1 million in 2021. Includes full year impact related to prior equity issuance for 2021 acquisitions and 2022 acquisitions closed year-to-date, plus estimated equity issuance for 2022 spend associated with in-process and pipeline repositioning and redevelopment projects disclosed on pages 27 and 28.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 8

Consolidated Balance Sheets.
(unaudited and in thousands)

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
ASSETS
Land	$4,143,021	$3,714,038	$2,942,639	$2,769,614	$2,636,816
Buildings and improvements	2,588,836	2,466,435	2,339,640	2,244,948	2,201,187
Tenant improvements	127,708	124,156	93,221	86,245	84,462
Furniture, fixtures, and equipment	132	132	132	132	132
Construction in progress	71,375	50,823	33,250	35,083	25,358
Total real estate held for investment	6,931,072	6,355,584	5,408,882	5,136,022	4,947,955
Accumulated depreciation	(473,382)	(452,019)	(427,387)	(401,122)	(375,423)
Investments in real estate, net	6,457,690	5,903,565	4,981,495	4,734,900	4,572,532
Cash and cash equivalents	43,987	60,154	64,219	123,933	176,293
Restricted cash	11	50	26	47	1,230
Rents and other receivables, net	11,027	9,863	8,228	7,737	10,208
Deferred rent receivable, net	61,511	55,726	49,933	45,093	40,893
Deferred leasing costs, net	32,940	33,531	31,183	26,039	23,148
Deferred loan costs, net	1,961	2,192	2,545	2,060	2,240
Acquired lease intangible assets, net(1)	132,158	125,697	89,560	87,587	92,172
Acquired indefinite-lived intangible	5,156	5,156	5,156	5,156	5,156
Other assets	19,066	18,213	18,841	27,272	14,390
Acquisition related deposits	8,445	9,610	14,540	10,075	4,067
Assets associated with real estate held for sale, net(2)	7,213	—	—	—	8,845
Total Assets	$6,781,165	$6,223,757	$5,265,726	$5,069,899	$4,951,174
LIABILITIES & EQUITY
Liabilities
Notes payable	$1,399,565	$1,386,649	$1,219,021	$1,219,425	$1,216,160
Interest rate swap liability	7,482	10,205	12,694	14,081	17,580
Accounts payable, accrued expenses and other liabilities	65,833	77,968	49,699	41,871	45,384
Dividends and distributions payable	40,143	37,970	34,681	33,813	29,747
Acquired lease intangible liabilities, net(3)	127,017	111,444	65,646	66,883	67,256
Tenant security deposits	57,370	55,487	38,489	34,367	31,602
Prepaid rents	15,829	16,358	12,724	11,241	12,660
Liabilities associated with real estate held for sale(2)	231	—	—	—	193
Total Liabilities	1,713,470	1,696,081	1,432,954	1,421,681	1,420,582
Equity
Preferred stock	155,676	155,676	242,327	242,327	242,327
Common stock	1,605	1,514	1,377	1,338	1,313
Additional paid in capital	4,828,292	4,283,600	3,499,623	3,300,333	3,182,599
Cumulative distributions in excess of earnings	(191,120)	(187,510)	(182,851)	(170,487)	(163,389)
Accumulated other comprehensive loss	(9,874)	(13,234)	(12,319)	(13,996)	(17,709)
Total stockholders’ equity	4,784,579	4,240,046	3,548,157	3,359,515	3,245,141
Noncontrolling interests	283,116	287,630	284,615	288,703	285,451
Total Equity	5,067,695	4,527,676	3,832,772	3,648,218	3,530,592
Total Liabilities and Equity	$6,781,165	$6,223,757	$5,265,726	$5,069,899	$4,951,174
(1)Includes net above-market tenant lease intangibles of $10,671 (December 31, 2021), $11,086 (September 30, 2021), $8,723 (June 30, 2021), $7,950 (March 31, 2021) and $8,308 (December 31, 2020).
(2)At December 31, 2021, our property located at 28159 Avenue Stanford was classified as held for sale. At December 31, 2020, our property located at 14723-14825 Oxnard Street was classified as held for sale.
(3)Represents net below-market tenant lease intangibles as of the balance sheet date.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 9

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Revenues
Rental income(1)	$132,593	$115,260	$104,236	$99,644	$88,495
Management, leasing, and development services	118	136	109	105	95
Interest income	1	7	15	14	59
Total Revenues	132,712	115,403	104,360	99,763	88,649
Operating Expenses
Property expenses	32,090	27,501	24,555	23,575	22,034
General and administrative	15,009	11,806	10,695	11,480	9,042
Depreciation and amortization	41,221	38,676	36,228	35,144	30,554
Total Operating Expenses	88,320	77,983	71,478	70,199	61,630
Other Expenses
Other expenses(2)	1,262	4	2	29	35
Interest expense	10,367	10,427	9,593	9,752	8,673
Total Expenses	99,949	88,414	81,073	79,980	70,338
Loss on extinguishment of debt	—	(505)	—	—	(104)
Gain (loss) on sale of real estate	6,617	13,702	2,750	10,860	(52)
Net Income	39,380	40,186	26,037	30,643	18,155
Less: net income attributable to noncontrolling interests	(2,153)	(2,173)	(1,710)	(1,969)	(1,160)
Net income attributable to Rexford Industrial Realty, Inc.	37,227	38,013	24,327	28,674	16,995
Less: preferred stock dividends	(2,314)	(2,976)	(3,637)	(3,636)	(3,636)
Less: original issuance costs of redeemed preferred stock(3)	—	(3,349)	—	—	—
Less: earnings allocated to participating securities	(145)	(143)	(139)	(141)	(120)
Net income attributable to common stockholders	$34,768	$31,545	$20,551	$24,897	$13,239

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.23	$0.23	$0.15	$0.19	$0.11
Net income attributable to common stockholders per share - diluted	$0.23	$0.23	$0.15	$0.19	$0.10
Weighted average shares outstanding - basic	152,270,435	138,762,384	134,312,672	131,612,881	125,995,123
Weighted average shares outstanding - diluted	153,872,639	139,630,475	134,819,742	131,758,744	126,401,077
(1)We elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, is reflected as one line, “Rental income,” in the consolidated statements of operations. Under the section “Rental Income” on page 37 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.
(2)Acquisition expenses for all the prior periods presented have been reclassified to “Other expenses” to conform to the current period presentation. Other expenses for the three months ended December 31, 2021 includes (i) a $992 impairment charge related to the right-of-use asset for one of our leased office spaces that we decided to sublease, (ii) $211 of construction costs related to cancelled projects and (iii) $59 of acquisition expenses.
(3)In connection with the redemption of our Series A Preferred Stock on August 16, 2021, we recognized a non-cash charge of $3,349, as a reduction to net income attributable to common stockholders for the original issuance costs related to the Series A Preferred Stock.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 10

Consolidated Statements of Operations.
Quarterly Results (continued)	(unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues
Rental income	$132,593	$88,495	$451,733	$329,377
Management, leasing, and development services	118	95	468	420
Interest income	1	59	37	338
Total Revenues	132,712	88,649	452,238	330,135
Operating Expenses
Property expenses	32,090	22,034	107,721	79,716
General and administrative	15,009	9,042	48,990	36,795
Depreciation and amortization	41,221	30,554	151,269	115,269
Total Operating Expenses	88,320	61,630	307,980	231,780
Other Expenses
Other expenses(1)	1,262	35	1,297	124
Interest expense	10,367	8,673	40,139	30,849
Total Expenses	99,949	70,338	349,416	262,753
Loss on extinguishment of debt	—	(104)	(505)	(104)
Gain (loss) on sale of real estate	6,617	(52)	33,929	13,617
Net Income	39,380	18,155	136,246	80,895
Less: net income attributable to noncontrolling interests	(2,153)	(1,160)	(8,005)	(4,492)
Net income attributable to Rexford Industrial Realty, Inc.	37,227	16,995	128,241	76,403
Less: preferred stock dividends	(2,314)	(3,636)	(12,563)	(14,545)
Less: original issuance costs of redeemed preferred stock(2)	—	—	(3,349)	—
Less: earnings allocated to participating securities	(145)	(120)	(568)	(509)
Net income attributable to common stockholders	$34,768	$13,239	$111,761	$61,349

Net income attributable to common stockholders per share – basic	$0.23	$0.11	$0.80	$0.51
Net income attributable to common stockholders per share – diluted	$0.23	$0.10	$0.80	$0.51

Weighted-average shares of common stock outstanding – basic	152,270,435	125,995,123	139,294,882	120,873,624
Weighted-average shares of common stock outstanding – diluted	153,872,639	126,401,077	140,075,689	121,178,310
(1)Acquisition expenses for all prior periods presented have been reclassified to “Other expenses” to conform to the current period presentation. Other expenses for the three months and year ended December 31, 2021 includes (i) a $992 impairment charge related to the right-of-use asset for one of our leased office spaces that we decided to sublease, (ii) $211 of construction costs related to cancelled projects and (iii) $59 (QTD) and $94 (YTD) of acquisition expenses.
(2)In connection with the redemption of our Series A Preferred Stock on August 16, 2021, we recognized a non-cash charge of $3,349, as a reduction to net income attributable to common stockholders for the original issuance costs related to the Series A Preferred Stock.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 11

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Net Income	$39,380	$40,186	$26,037	$30,643	$18,155
Add:
Depreciation and amortization	41,221	38,676	36,228	35,144	30,554
Deduct:
Gain (loss) on sale of real estate	6,617	13,702	2,750	10,860	(52)
NAREIT Defined Funds From Operations (FFO)	73,984	65,160	59,515	54,927	48,761
Less: preferred stock dividends	(2,314)	(2,976)	(3,637)	(3,636)	(3,636)
Less: original issuance costs of redeemed preferred stock(2)	—	(3,349)	—	—	—
Less: FFO attributable to noncontrolling interests(3)	(3,528)	(3,277)	(3,256)	(3,134)	(2,182)
Less: FFO attributable to participating securities(4)	(258)	(223)	(224)	(209)	(188)
Company share of FFO	$67,884	$55,335	$52,398	$47,948	$42,755

Company share of FFO per common share‐basic	$0.45	$0.40	$0.39	$0.36	$0.34
Company share of FFO per common share‐diluted	$0.44	$0.40	$0.39	$0.36	$0.34

FFO	$73,984	$65,160	$59,515	$54,927	$48,761
Add:
Acquisition expenses	59	4	2	29	35
Impairment of right-of-use asset(5)	992	—	—	—	—
Loss on extinguishment of debt	—	505	—	—	104
Amortization of loss on termination of interest rate swaps	734	615	410	410	218
Core FFO	75,769	66,284	59,927	55,366	49,118
Less: preferred stock dividends	(2,314)	(2,976)	(3,637)	(3,636)	(3,636)
Less: Core FFO attributable to noncontrolling interests(3)	(3,599)	(3,475)	(3,275)	(3,155)	(2,193)
Less: Core FFO attributable to participating securities(4)	(265)	(241)	(226)	(211)	(190)
Company share of Core FFO	$69,591	$59,592	$52,789	$48,364	$43,099

Company share of Core FFO per common share‐basic	$0.46	$0.43	$0.39	$0.37	$0.34
Company share of Core FFO per common share‐diluted	$0.45	$0.43	$0.39	$0.37	$0.34

Weighted-average shares outstanding-basic	152,270,435	138,762,384	134,312,672	131,612,881	125,995,123
Weighted-average shares outstanding-diluted(6)	153,872,639	139,630,475	134,819,742	131,758,744	126,401,077
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 34 of this report.
(2)In connection with the redemption of our Series A Preferred Stock on August 16, 2021, we recognized a non-cash charge of $3,349, as a reduction to net income attributable to common stockholders for the original issuance costs related to the Series A Preferred Stock.
(3)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1 & Series 2 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(4)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(5)Represents an impairment charge related to the right-of-use asset for one of our leased office spaces that we decided to sublease.
(6)Weighted-average shares outstanding-diluted includes adjustments for unvested performance units and shares issuable under forward equity sales agreements if the effect is dilutive for the reported period.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 12

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net Income	$39,380	$18,155	$136,246	$80,895
Add:
Depreciation and amortization	41,221	30,554	151,269	115,269
Deduct:
Gain (loss) on sale of real estate	6,617	(52)	33,929	13,617
Funds From Operations (FFO)	73,984	48,761	253,586	182,547
Less: preferred stock dividends	(2,314)	(3,636)	(12,563)	(14,545)
Less: original issuance costs of redeemed preferred stock(2)	—	—	(3,349)	—
Less: FFO attributable to noncontrolling interests	(3,528)	(2,182)	(13,195)	(7,654)
Less: FFO attributable to participating securities	(258)	(188)	(914)	(772)
Company share of FFO	$67,884	$42,755	$223,565	$159,576

Company share of FFO per common share‐basic	$0.45	$0.34	$1.60	$1.32
Company share of FFO per common share‐diluted	$0.44	$0.34	$1.60	$1.32

FFO	$73,984	$48,761	$253,586	$182,547
Add:
Acquisition expenses	59	35	94	124
Impairment of right-of-use asset	992	—	992	—
Loss on extinguishment of debt	—	104	505	104
Amortization of loss on termination of interest rate swaps	734	218	2,169	218
Core FFO	75,769	49,118	257,346	182,993
Less: preferred stock dividends	(2,314)	(3,636)	(12,563)	(14,545)
Less: Core FFO attributable to noncontrolling interests	(3,599)	(2,193)	(13,504)	(7,667)
Less: Core FFO attributable to participating securities	(265)	(190)	(943)	(774)
Company share of Core FFO	$69,591	$43,099	$230,336	$160,007

Company share of Core FFO per common share‐basic	$0.46	$0.34	$1.65	$1.32
Company share of Core FFO per common share‐diluted	$0.45	$0.34	$1.64	$1.32

Weighted-average shares outstanding-basic	152,270,435	125,995,123	139,294,882	120,873,624
Weighted-average shares outstanding-diluted	153,872,639	126,401,077	140,075,689	121,178,310
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 34 of this report.
(2)In connection with the redemption of our Series A Preferred Stock on August 16, 2021, we recognized a non-cash charge of $3,349, as a reduction to net income attributable to common stockholders for the original issuance costs related to the Series A Preferred Stock.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 13

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Funds From Operations(2)	$73,984	$65,160	$59,515	$54,927	$48,761
Add:
Amortization of deferred financing costs	517	508	447	447	408
Non-cash stock compensation	6,277	4,506	4,463	4,261	2,491
Loss on extinguishment of debt	—	505	—	—	104
Impairment of right-of-use asset	992	—	—	—	—
Amortization related to termination/settlement of interest rate derivatives	804	655	410	410	218
Deduct:
Preferred stock dividends	2,314	2,976	3,637	3,636	3,636
Straight line rental revenue adjustment(3)	5,999	5,865	4,840	4,199	434
Amortization of net below-market lease intangibles	6,154	3,191	3,386	2,712	2,711
Capitalized payments(4)	4,150	3,339	2,593	2,322	2,149
Note payable (discount) premium amortization, net	(60)	(23)	28	29	47
Recurring capital expenditures(5)	3,363	2,509	2,053	2,541	2,671
2nd generation tenant improvements and leasing commissions(6)	1,510	2,523	4,885	3,528	1,741
Adjusted Funds From Operations (AFFO)	$59,144	$50,954	$43,413	$41,078	$38,593

(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 34 of this report.
(2)A quarterly reconciliation of net income to Funds From Operations is set forth on page 12 of this report.
(3)The straight line rental revenue adjustment includes concessions of $3,273, $3,239, $3,127, $2,563 (including deferral of $62 of base rent provided by COVID-19 rent relief agreements) and $2,358 (including deferral of $250 of base rent provided by COVID-19 rent relief agreements), for the three months ended December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020, respectively.
(4)Includes capitalized interest, taxes, insurance and construction related compensation costs.
(5)Excludes nonrecurring capital expenditures of $21,722, $20,271, $21,968, $16,584 and $20,569 for the three months ended December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020, respectively.
(6)Excludes 1st generation tenant improvements and leasing commissions of $433, $2,531, $3,272, $1,369 and $1,327 for the three months ended December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020, respectively.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 14

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDA. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Rental income(2)(3)	$132,593	$115,260	$104,236	$99,644	$88,495
Property expenses	32,090	27,501	24,555	23,575	22,034
Net Operating Income (NOI)	$100,503	$87,759	$79,681	$76,069	$66,461
Amortization of above/below market lease intangibles	(6,154)	(3,191)	(3,386)	(2,712)	(2,711)
Straight line rental revenue adjustment	(5,999)	(5,865)	(4,840)	(4,199)	(434)
Cash NOI	$88,350	$78,703	$71,455	$69,158	$63,316

EBITDAre and Adjusted EBITDA

	Three Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Net income	$39,380	$40,186	$26,037	$30,643	$18,155
Interest expense	10,367	10,427	9,593	9,752	8,673
Depreciation and amortization	41,221	38,676	36,228	35,144	30,554
(Gain) loss on sale of real estate	(6,617)	(13,702)	(2,750)	(10,860)	52
EBITDAre	$84,351	$75,587	$69,108	$64,679	$57,434
Stock-based compensation amortization	6,277	4,506	4,463	4,261	2,491
Loss on extinguishment of debt	—	505	—	—	104
Acquisition expenses	59	4	2	29	35
Impairment of right-of-use asset	992	—	—	—	—
Pro forma effect of acquisitions(4)	4,175	8,572	2,086	662	5,260
Pro forma effect of dispositions(5)	(50)	(186)	16	(110)	4
Adjusted EBITDA	$95,804	$88,988	$75,675	$69,521	$65,328
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 34 of this report.
(2)See footnote (1) on page 10 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.
(3)Reflects increase (reduction) to rental income due to changes in the Company’s assessment of lease payment collectability as follows (in thousands): $4, $142, $(121), $(496) and $(2,114) for the three months ended December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020, respectively.
(4)Represents the estimated impact on Q4'21 EBITDAre of Q4'21 acquisitions as if they had been acquired on October 1, 2021, the impact on Q3'21 EBITDAre of Q3'21 acquisitions as if they had been acquired on July 1, 2021, the impact on Q2'21 EBITDAre of Q2'21 acquisitions as if they had been acquired on April 1, 2021, the impact on Q1'21 EBITDAre of Q1'21 acquisitions as if they had been acquired on January 1, 2021, and the impact on Q4'20 EBITDAre of Q4'20 acquisitions as if they had been acquired on October 1, 2020. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we owned the acquired entities as of the beginning of each period.
(5)Represents the impact on Q4'21 EBITDAre of Q4'21 dispositions as if they had been sold as of October 1, 2021, Q3'21 EBITDAre of Q3'21 dispositions as if they had been sold as of July 1, 2021, Q2'21 EBITDAre of Q2'21 dispositions as if they had been sold as of April 1, 2021, the impact on Q1'21 EBITDAre of Q1'21 dispositions as if they had been sold as of January 1, 2021, and the impact on Q4'20 EBITDAre of Q4'20 dispositions as if they had been sold as of October 1, 2020.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 15

Same Property Portfolio Performance. (1)
(unaudited and dollars in thousands)

Same Property Portfolio:
Number of properties	193
Square Feet	24,619,258

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended December 31,					Year Ended December 31,
	2021	2020	$ Change	% Change		2021	2020	$ Change	% Change
Rental income(2)(3)(4)	$82,042	$74,431	$7,611	10.2%		$317,887	$293,543	$24,344	8.3%
Property expenses	19,886	17,922	1,964	11.0%		73,062	69,224	3,838	5.5%
Same Property Portfolio NOI	$62,156	$56,509	$5,647	10.0%	(4)	$244,825	$224,319	$20,506	9.1%	(4)
Straight-line rental revenue	(1,562)	924	(2,486)	(269.0)%		(7,231)	(9,638)	2,407	(25.0)%
Amort. of above/below market lease intangibles	(1,228)	(1,842)	614	(33.3)%		(5,349)	(7,872)	2,523	(32.1)%
Same Property Portfolio Cash NOI	$59,366	$55,591	$3,775	6.8%	(4)(5)	$232,245	$206,809	$25,436	12.3%	(4)(5)

Same Property Portfolio Occupancy:

	Three Months Ended December 31,
	2021	2020	Change (basis points)
Quarterly Weighted Average Occupancy:(6)
Los Angeles County	98.8%	98.7%	10 bps
Orange County	99.5%	98.8%	70 bps
San Bernardino County	99.8%	99.0%	80 bps
Ventura County	97.7%	95.2%	250 bps
San Diego County	99.1%	96.6%	250 bps
Same Property Portfolio Weighted Average Occupancy	99.0%	98.2%	80 bps
Ending Occupancy:	99.1%	98.2%	90 bps
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 34 of this report.
(2)See “Same Property Portfolio Rental Income” on page 37 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimbursement and other income for the three months ended December 31, 2021 and 2020. Same Property Portfolio was previously referred to as the "Stabilized Same Property Portfolio." No changes to the definition have been made.
(3)Reflects (reduction) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows: $(25) thousand and $(1,975) thousand for the three months ended December 31, 2021 and 2020, respectively, and $(19) thousand and $(4,642) thousand for the years ended December 31, 2021 and 2020, respectively,
(4)Rental income includes lease termination fees of $19 thousand and $31 thousand for the three months ended December 31, 2021 and 2020, respectively, and $370 thousand and $466 thousand for the year ended December 31, 2021 and 2020, respectively. Excluding these lease termination fees, Same Property Portfolio NOI increased by approximately 10.0% and 9.2% and Same Property Portfolio Cash NOI increased by approximately 6.8% and 12.4% during the three months and year ended December 31, 2021, compared to the three months and year ended December 31, 2020, respectively.
(5)Adjusting for the impact of short-term COVID-19 related rent deferral agreements, Same Property Portfolio Cash NOI increased by 13.0% and 10.9% for the three months and year ended December 31, 2021, compared to the three months and year ended December 31, 2020, respectively.
(6)Calculated by averaging the occupancy rate at the end of each month in 4Q-2021 and September 30, 2021 (for 4Q-2021) and the end of each month in 4Q-2020 and September 2020 (for 4Q-2020).

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 16

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of December 31, 2021

Description	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Common shares outstanding(1)	160,262,303	151,194,469	137,492,045	133,657,612	131,193,139
Operating partnership units outstanding(2)	6,401,377	6,415,276	6,428,125	6,641,742	6,606,693
Total shares and units outstanding at period end	166,663,680	157,609,745	143,920,170	140,299,354	137,799,832
Share price at end of quarter	$81.11	$56.75	$56.95	$50.40	$49.11
Common Stock and Operating Partnership Units - Capitalization	$13,518,091	$8,944,353	$8,196,254	$7,071,087	$6,767,350

Series A, B and C Cumulative Redeemable Preferred Stock(3)	$161,250	$161,250	$251,250	$251,250	$251,250
4.43937% Series 1 Cumulative Redeemable Convertible Preferred Units(4)	27,031	27,031	27,031	27,031	27,031
4.00% Series 2 Cumulative Redeemable Convertible Preferred Units(4)	40,787	40,787	40,787	40,787	40,787
Preferred Equity	$229,068	$229,068	$319,068	$319,068	$319,068
Total Equity Market Capitalization	$13,747,159	$9,173,421	$8,515,322	$7,390,155	$7,086,418

Total Debt	$1,413,121	$1,400,552	$1,226,083	$1,226,415	$1,223,494
Less: Cash and cash equivalents	(43,987)	(60,154)	(64,219)	(123,933)	(176,293)
Net Debt	$1,369,134	$1,340,398	$1,161,864	$1,102,482	$1,047,201
Total Combined Market Capitalization (Net Debt plus Equity)	$15,116,293	$10,513,819	$9,677,186	$8,492,637	$8,133,619
Net debt to total combined market capitalization	9.1%	12.7%	12.0%	13.0%	12.9%
Net debt to Adjusted EBITDA (quarterly results annualized)(5)	3.6x	3.8x	3.8x	4.0x	4.0x
Net debt & preferred equity to Adjusted EBITDA (quarterly results annualized)(5)	4.2x	4.4x	4.9x	5.1x	5.2x
(1)Excludes the following number of shares of unvested restricted stock: 249,179 (Dec 31, 2021), 250,439 (Sep 30, 2021), 235,953 (Jun 30, 2021), 239,748 (Mar 31, 2021) and 232,899 (Dec 31, 2020).
(2)Represents outstanding common units of the Company’s operating partnership (“OP”), Rexford Industrial Realty, LP, that are owned by unitholders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our OP. As of Dec 31, 2021, includes 633,856 vested LTIP Units & 744,899 vested performance units & excludes 239,709 unvested LTIP Units & 1,096,819 unvested perf. units.
(3)Values based on liquidation preference of $25 per share and the following number of outstanding shares of preferred stock: 5.875% Series A (3,600,000); 5.875% Series B (3,000,000); 5.625% Series C (3,450,000). On August 16, 2021, we redeemed all 3,600,000 shares of our Series A Preferred Stock at a redemption price equal to the stated liquidation preference of $25.00 per share, representing $90,000 in aggregate, plus all accrued and unpaid dividends.
(4)Value based on 593,960 outstanding Series 1 preferred units at a liquidation preference of $45.50952 per unit and 906,374 outstanding Series 2 preferred units at a liquidation preference of $45.00 per unit.
(5)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 34 of this report.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 17

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of December 31, 2021
Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)	Expiration Date of Effective Swaps
Unsecured Debt:
$700M Revolving Credit Facility(3)	2/13/2024(4)	LIBOR +0.85%(5)	0.951%	$—
$150M Term Loan Facility	5/22/2025	LIBOR +0.95%(5)	3.713%	150,000	11/22/2024
$100M Senior Notes	8/6/2025	4.290%	4.290%	100,000
$125M Senior Notes	7/13/2027	3.930%	3.930%	125,000
$25M Series 2019A Senior Notes	7/16/2029	3.880%	3.880%	25,000
$400M Senior Notes due 2030	12/1/2030	2.125%	2.125%	400,000
$400M Senior Notes due 2031 - Green Bond	9/1/2031	2.150%	2.150%	400,000
$75M Series 2019B Senior Notes	7/16/2034	4.030%	4.030%	75,000
Secured Debt:
2601-2641 Manhattan Beach Boulevard	4/5/2023	4.080%	4.080%	3,951
$60M Term Loan	8/1/2023(6)	LIBOR + 1.70%	1.801%	58,108
960-970 Knox Street	11/1/2023	5.000%	5.000%	2,399
7612-7642 Woodwind Drive	1/5/2024	5.240%	5.240%	3,806
11600 Los Nietos Road	5/1/2024	4.190%	4.190%	2,626
5160 Richton Street	11/15/2024	3.790%	3.790%	4,272
22895 Eastpark Drive	11/15/2024	4.330%	4.330%	2,682
701-751 Kingshill Place	1/5/2026	3.900%	3.900%	7,100
13943-13955 Balboa Boulevard	7/1/2027	3.930%	3.930%	15,320
2205 126th Street	12/1/2027	3.910%	3.910%	5,200
2410-2420 Santa Fe Avenue	1/1/2028	3.700%	3.700%	10,300
11832-11954 La Cienega Boulevard	7/1/2028	4.260%	4.260%	4,002
1100-1170 Gilbert Street (Gilbert/La Palma)	3/1/2031	5.125%	5.125%	2,119
7817 Woodley Avenue	8/1/2039	4.140%	4.140%	3,132
2515 Western Avenue	9/1/2042	4.500%	4.500%	13,104
			2.848%	$1,413,121

Debt Composition:
Category	Weighted Average Term Remaining (yrs)(7)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	7.9	2.89%	2.89%	$1,355,013	96%
Variable	1.6	LIBOR + 1.70%	1.80%	$58,108	4%
Secured	5.2		3.17%	$138,121	10%
Unsecured	7.9		2.81%	$1,275,000	90%
*See footnotes on the following page*

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 18

Debt Summary (Continued).
(unaudited and dollars in thousands)

Debt Maturity Schedule:
Year	Secured(8)	Unsecured	Total	% Total	Effective Interest Rate(1)
2022	$—	$—	$—	—%	—%
2023	64,458	—	64,458	5%	2.060%
2024	13,386	—	13,386	1%	4.389%
2025	—	250,000	250,000	18%	3.944%
2026	7,100	—	7,100	1%	3.900%
2027	20,520	125,000	145,520	10%	3.929%
2028	14,302	—	14,302	1%	3.857%
2029	—	25,000	25,000	2%	3.880%
2030	—	400,000	400,000	28%	2.125%
2031	2,119	400,000	402,119	28%	2.150%
Thereafter	16,236	75,000	91,236	6%	4.101%
Total	$138,121	$1,275,000	$1,413,121	100%	2.848%
(1)Includes the effect of interest rate swaps effective as of December 31, 2021, and excludes the effect of premiums/discounts, deferred loan costs and the credit facility fee.
(2)Excludes unamortized debt issuance costs, premiums and discounts aggregating $13.6 million as of December 31, 2021.
(3)The credit facility is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.125% to 0.300% depending on our investment grade rating. As of December 31, 2021, the facility fee rate is 0.200%.
(4)Two additional six-month extensions are available, provided that certain conditions are satisfied.
(5)The applicable LIBOR margin ranges from 0.725% to 1.400% for the revolving credit facility and 0.80% to 1.60% for the $150M term loan facility depending on our credit ratings, which is subject to change. As a result, the effective interest rate for these loans can fluctuate from period to period.
(6)One two-year extension is available, provided that certain conditions are satisfied.
(7)The weighted average remaining term to maturity of our consolidated debt is 7.7 years.
(8)Excludes the effect of scheduled monthly principal payments on amortizing loans.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 19

Operations.
Quarterly Results

Leasing Volume, Square Feet (in millions)
2.5
2.0
1.5
1.0
0.5
0.0
1.8
2.0
2.2
1.8
1.0
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021

Consolidated Portfolio Ending Occupancy
Occupancy
Occupancy Excluding Repositioning/Redevelopment
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
95.2%
96.7%
95.8%
98.3%
95.4%
98.2%
96.1%
98.4%
96.3%
98.9%
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021

Leasing Activity - Rent Change
GAAP
CASH
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
29.9%
18.1%
47.1%
32.7%
33.9%
21.3%
54.3%
38.5%
34.2%
21.5%
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021

Same Property Portfolio Ending Occupancy
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
98.2%
98.6%
98.4%
98.8%
99.1%
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 20

Portfolio Overview.
At December 31, 2021	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Ending Occupancy %				In-Place ABR(2)
Market	# Properties	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio	Total Portfolio Excluding Repositioning/ Redevelopment(1)	Total (in 000’s)	Per Square Foot
Central LA	18	1,892,712	998,428	2,891,140	98.9%	86.1%	94.5%	97.3%	$28,161	$10.31
Greater San Fernando Valley	49	3,727,666	1,746,351	5,474,017	99.2%	90.4%	96.4%	98.6%	61,736	$11.70
Mid-Counties	25	1,001,119	1,700,015	2,701,134	100.0%	84.6%	90.3%	100.0%	30,489	$12.50
San Gabriel Valley	28	3,314,010	584,942	3,898,952	99.9%	87.9%	98.1%	99.9%	36,578	$9.56
South Bay	52	3,067,841	2,603,282	5,671,123	96.5%	90.7%	93.8%	96.8%	86,366	$16.23
Los Angeles County	172	13,003,348	7,633,018	20,636,366	98.7%	88.5%	94.9%	98.3%	243,330	$12.42

North Orange County	17	1,151,234	480,162	1,631,396	99.8%	87.0%	96.0%	99.9%	18,816	$12.01
OC Airport	8	463,537	495,322	958,859	98.6%	100.0%	99.3%	99.3%	13,605	$14.28
South Orange County	5	329,458	116,315	445,773	100.0%	100.0%	100.0%	100.0%	4,773	$10.71
West Orange County	8	939,996	183,177	1,123,173	100.0%	34.1%	89.2%	100.0%	9,962	$9.94
Orange County	38	2,884,225	1,274,976	4,159,201	99.7%	85.6%	95.4%	99.8%	47,156	$11.89

Inland Empire East	1	33,258	—	33,258	100.0%	—%	100.0%	100.0%	229	$6.89
Inland Empire West	37	3,659,507	2,671,882	6,331,389	99.9%	100.0%	99.9%	99.9%	59,261	$9.37
San Bernardino County	38	3,692,765	2,671,882	6,364,647	99.9%	100.0%	99.9%	99.9%	59,490	$9.35

Ventura	17	2,403,582	332,874	2,736,456	98.7%	100.0%	98.9%	98.9%	28,321	$10.47
Ventura County	17	2,403,582	332,874	2,736,456	98.7%	100.0%	98.9%	98.9%	28,321	$10.47

Central San Diego	18	1,190,830	390,013	1,580,843	99.0%	83.0%	95.1%	99.2%	22,869	$15.21
North County San Diego	13	1,444,508	—	1,444,508	99.7%	—%	99.7%	99.7%	17,873	$12.42
San Diego County	31	2,635,338	390,013	3,025,351	99.4%	83.0%	97.3%	99.4%	40,742	$13.84
CONSOLIDATED TOTAL / WTD AVG	296	24,619,258	12,302,763	36,922,021	99.1%	90.8%	96.3%	98.9%	$419,039	$11.78
(1)Excludes space aggregating 962,722 square feet at our properties that were in various stages of repositioning, redevelopment or lease-up as of December 31, 2021. See pages 27-28 for additional details on these properties.
(2)See page 34 for definition and details on how these amounts are calculated.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 21

Occupancy and Leasing Trends.
(unaudited results)

Occupancy by County:

	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Ending Occupancy:(1)
Los Angeles County	94.9%	95.1%	95.0%	95.4%	97.2%
Orange County	95.4%	96.5%	95.1%	96.0%	95.7%
San Bernardino County	99.9%	98.6%	98.4%	98.1%	87.5%
Ventura County	98.9%	96.8%	93.5%	94.9%	94.6%
San Diego County	97.3%	96.4%	94.7%	94.1%	95.9%
Total/Weighted Average	96.3%	96.1%	95.4%	95.8%	95.2%

Total Portfolio RSF	36,922,021	34,932,613	32,955,385	32,087,821	31,501,111

Leasing Activity:

	Three Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Leasing Activity (SF):(2)
New leases(2)	223,347	717,104	1,207,516	909,694	672,134
Renewal leases(2)	776,554	1,104,424	981,781	1,049,547	1,132,687
Gross leasing	999,901	1,821,528	2,189,297	1,959,241	1,804,821

Expiring leases	1,092,589	1,678,180	1,480,571	1,392,181	1,839,669
Expiring leases - placed into repositioning	77,400	206,155	400,503	389,486	13,020
Net absorption	(170,088)	(62,807)	308,223	177,574	(47,868)
Retention rate(3)	72%	72%	74%	79%	79%

Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
GAAP Rent Change	34.2%	54.3%	33.9%	47.1%	29.9%
Cash Rent Change	21.5%	38.5%	21.3%	32.7%	18.1%
(1)See page 21 for the ending occupancy by County of our total portfolio excluding repositioning/redevelopment space.
(2)Excludes month-to-month tenants.
(3)Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage, divided by expiring lease square footage. Retention excludes square footage related to the following: (i) expiring leases associated with space that is placed into repositioning after the tenant vacates, (ii) early terminations with prenegotiated replacement leases and (iii) move outs where space is directly leased by subtenants.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 22

Leasing Statistics.
(unaudited results)

Leasing Activity:

	# Leases Signed	SF of Leasing	Weighted Average Lease Term (Years)
Fourth Quarter 2021:
New	30	223,347	4.5
Renewal	62	776,554	4.5
Total/Weighted Average	92	999,901	4.5

Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:
	GAAP Rent				Cash Rent
Fourth Quarter 2021:	Current Lease	Prior Lease	Rent Change - GAAP	Weighted Avg. Abatement (Months)	Starting Cash Rent - Current Lease	Expiring Cash Rent - Prior Lease	Rent Change - Cash	Turnover Costs per SF(2)
New(1)	$19.22	$13.15	46.1%	0.6	$18.32	$13.93	31.5%	$4.80
Renewal	$15.07	$11.41	32.1%	1.1	$14.68	$12.26	19.8%	$1.27
Weighted Average	$15.62	$11.65	34.2%	1.0	$15.17	$12.48	21.5%	$1.74

Uncommenced Leases by County:
Market	Uncommenced Renewal Leases: Leased SF(3)	Uncommenced New Leases: Leased SF(3)	Percent Leased	ABR Under Uncommenced Leases (in thousands)(4)(5)	In-Place + Uncommenced ABR (in thousands)(4)(5)	In-Place + Uncommenced ABR per SF(5)
Los Angeles County	459,107	85,596	95.4%	$6,500	$249,830	$12.70
Orange County	88,158	64,626	96.9%	1,753	48,909	$12.13
San Bernardino County	16,328	—	99.9%	94	59,584	$9.37
San Diego County	65,686	—	97.3%	155	40,897	$13.90
Ventura County	60,080	—	98.9%	138	28,459	$10.52
Total/Weighted Average	689,359	150,222	96.7%	$8,640	$427,679	$11.97
(1)GAAP and cash rent statistics and turnover costs for new leases exclude four leases aggregating 104,475 RSF for which there was no comparable lease data. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
(2)Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for first generation leases.
(3)Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of December 31, 2021.
(4)Includes $5.2 million of annualized base rent under Uncommenced New Leases and $3.4 million of incremental annualized base rent under Uncommenced Renewal Leases.
(5)See page 34 for further details on how these amounts are calculated.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 23

Leasing Statistics (Continued).
(unaudited results)

Lease Expiration Schedule as of December 31, 2021:

Year of Lease Expiration	# of Leases Expiring	Total Rentable Square Feet	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	300,692	$—	$—
Repositioning/Redevelopment(1)	—	900,115	—	$—
MTM Tenants	9	95,747	1,530	$15.98
2021	13	224,302	2,524	$11.25
2022	387	4,857,490	55,944	$11.52
2023	384	5,091,955	59,742	$11.73
2024	348	6,134,380	66,862	$10.90
2025	170	4,359,442	47,556	$10.91
2026	159	6,016,729	68,485	$11.38
2027	47	2,721,470	28,144	$10.34
2028	14	764,983	9,781	$12.79
2029	15	1,016,931	13,607	$13.38
2030	12	1,320,331	15,262	$11.56
Thereafter	40	3,117,454	58,242	$18.68
Total Portfolio	1,598	36,922,021	$427,679	$11.97
(1)Represents vacant space at properties that were classified as repositioning or redevelopment as of December 31, 2021. Excludes completed or pre-leased repositioning/redevelopment properties and properties in lease-up. See pages 27-28 for additional details on these properties.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 24

Top Tenants and Lease Segmentation.
(unaudited results)

Top 20 Tenants:

Tenant	Submarket	Leased Rentable SF	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)	Lease Expiration
Federal Express Corporation	Multiple Submarkets(2)	527,861	$11,122	2.6%	$21.07	11/30/2032 (2)
Zenith Energy West Coast Terminals LLC	South Bay	—(3)	$11,002	2.6%	$3.15(3)	9/29/2041
L3 Technologies, Inc.	South Bay	461,431	$8,474	2.0%	$18.36	9/30/2031
Michael Kors (USA), Inc.	Mid-Counties	565,619	$5,748	1.3%	$10.16	11/30/2026
Unified Natural Foods, Inc.	Central LA	695,120	$5,492	1.3%	$7.90	5/8/2038
Madden Corporation	Multiple Submarkets(4)	295,290	$4,238	1.0%	$14.35	7/31/2027
Global Mail. Inc.	Mid-Counties	346,381	$3,878	0.9%	$11.20	6/30/2030
Volt Information Sciences, Inc.	North Orange County	191,127	$3,324	0.8%	$17.39	3/31/2031
Behr Process Corporation	OC Airport	225,280	$3,234	0.7%	$14.36	12/31/2032
Cosmetic Laboratories of America, LLC	Greater San Fernando Valley	319,348	$2,842	0.7%	$8.90	6/30/2027
Top 10 Tenants		3,627,457	$59,354	13.9%
Top 11 - 20 Tenants		2,027,187	$24,357	5.7%
Total Top 20 Tenants		5,654,644	$83,711	19.6%
(1)See page 34 for further details on how these amounts are calculated.
(2)Includes (i) one short-term land lease in LA-Mid-Counties expiring Jan 31, 2022, (ii) one land lease in LA-Mid-Counties expiring Jul 31, 2025, (iii) one land lease in North OC expiring Oct 31, 2026, (iv) 30,160 RSF in Ventura expiring Sep 30, 2027, (v) one land lease in LA-Mid-Counties expiring Jun 30, 2029, (vi) 42,270 RSF in LA-South Bay expiring Oct 31, 2030, (vii) 311,995 RSF in North County San Diego expiring Feb 28, 2031, and (viii) 143,436 RSF in LA-South Bay expiring Nov 30, 2032.
(3)The tenant is leasing an 80.2 acre industrial outdoor storage site with ABR of $11.0 million or $3.15 per land square foot.
(4)Includes (i) 29,146 RSF in Inland Empire West expiring Dec 31, 2026, (ii) 182,160 RSF in LA-South Bay expiring May 31, 2027 and (iii) 83,984 RSF in LA-South Bay expiring Jul 31, 2027.

Lease Segmentation by Size:

Square Feet	Number of Leases	Leased Building Rentable SF	Building Rentable SF		Building Leased %	Building Leased % Excl. Repositioning	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)
<4,999	642	1,561,112	1,618,657		96.4%	96.4%	$22,944	5.4%	$14.70
5,000 - 9,999	235	1,677,211	1,751,003		95.8%	96.6%	23,944	5.6%	$14.28
10,000 - 24,999	317	5,141,527	5,311,241		96.8%	97.3%	66,105	15.5%	$12.86
25,000 - 49,999	161	5,884,236	5,984,789		98.3%	99.3%	69,713	16.3%	$11.85
>50,000	185	21,253,863	21,597,294		98.4%	100.0%	213,623	49.9%	$10.05
Building Subtotal / Wtd. Avg.	1,540	35,517,949	36,262,984	(2)	97.9%	99.2%	$396,329	92.7%	$11.16
Land/IOS(3)	23		7,195,820	(4)			27,858	6.5%	$3.87	(4)
Other(3)	35						3,492	0.8%
Total	1,598						$427,679	100.0%
(1)See page 34 for further details on how these amounts are calculated.
(2)Excludes 659,037 building RSF that is associated with “Land/IOS” and “Other”.
(3)“Land/IOS” includes leases for improved land sites and industrial outdoor storage (IOS) sites. “Other” includes amounts related to cellular tower, solar and parking lot leases and redevelopment properties.
(4)Represents land square feet and ABR per land square foot.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 25

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Year Ended December 31, 2021

					Year to Date
	Q4-2021	Q3-2021	Q2-2021	Q1-2021	Total	SF(1)	PSF
Tenant Improvements:
New Leases‐1st Generation	$117	$610	$1,023	$353	$2,103	1,039,707	$2.02
New Leases‐2nd Generation	295	2	27	4	328	150,214	$2.18
Renewals	65	109	57	58	289	431,997	$0.67
Total Tenant Improvements	$477	$721	$1,107	$415	$2,720

Leasing Commissions & Lease Costs:
New Leases‐1st Generation	$316	$1,921	$2,249	$1,016	$5,502	1,758,720	$3.13
New Leases‐2nd Generation	336	1,604	3,551	2,017	7,508	2,044,593	$3.67
Renewals	814	808	1,250	1,449	4,321	3,127,986	$1.38
Total Leasing Commissions & Lease Costs	$1,466	$4,333	$7,050	$4,482	$17,331

Total Recurring Capex	$3,363	$2,509	$2,053	$2,541	$10,466	33,239,851	$0.31
Recurring Capex % of NOI	3.3%	2.9%	2.6%	3.3%	2.8%
Recurring Capex % of Rental Revenue	3.1%	2.6%	2.4%	3.1%	2.5%

Nonrecurring Capex:
Repositioning and Redevelopment in Process(2)	$16,432	$16,132	$18,989	$13,191	$64,744
Unit Renovation(3)	649	963	728	474	2,814
Other(4)	4,641	3,176	2,251	2,919	12,987
Total Nonrecurring Capex	$21,722	$20,271	$21,968	$16,584	$80,545	22,951,051	$3.51

Other Capitalized Costs(5)	$4,243	$3,429	$2,689	$2,400	$12,761
(1)For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.
(2)Includes capital expenditures related to properties that were under repositioning or redevelopment as of December 31, 2021. See pages 27-28 for details of these properties.
(3)Includes non-tenant-specific capital expenditures with costs less than $100,000 per unit.
(4)Includes other nonrecurring capital expenditures including, but not limited to, seismic and fire sprinkler upgrades, replacements of either roof or parking lots, ADA related construction and capital expenditures for deferred maintenance existing at the time such property was acquired.
(5)Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on redevelopment, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the pre-development and construction periods of repositioning or redevelopment projects.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 26

Properties and Space Under Repositioning*/Redevelopment.(1)
As of December 31, 2021	(unaudited results, in thousands, except square feet)

Repositioning

				Est. Constr. Period(1)
Property (Submarket)	Total Property RSF(2)	Repo/ Lease-Up RSF(2)	Total Property Leased % 12/312021	Start	Target Complet.	Est. Stabilization Period(1)(3)	Purch. Price(1)	Projected Repo Costs(1)	Projected Total Invest.(1)	Cumulative Investment to Date(1)	Actual Cash NOI 4Q-2021(1)	Est. Annual Stabilized Cash NOI(1)	Est. UnleveredStabilized Yield(1)
SIGNIFICANT CURRENT REPOSITIONING IN PROCESS:
12821 Knott Street (West OC)(4)	165,171	165,171	0%	1Q-19	2Q-22	3Q-22	$20,673	$13,884	$34,557	$31,403	$(7)	$2,400	6.9%
12133 Greenstone Ave. (Mid-Counties)(5)	—	—	100%(5)	1Q-21	1Q-22	3Q-22	5,657	6,745	12,402	7,473	(4)	1,006	8.1%
11600 Los Nietos Road (Mid-Counties)	106,251	106,251	0%	2Q-21	3Q-22	4Q-22	17,014	5,753	22,767	18,704	(2)	1,568	6.9%
15650-15700 Avalon Blvd. (South Bay)	98,259	98,259	0%	3Q-21	3Q-22	4Q-22	28,273	7,610	35,883	30,698	(3)	2,258	6.3%
900 East Ball Road (North OC)(6)	62,607	62,607	100%(6)	4Q-21	3Q-22	4Q-22	17,358	2,035	19,393	18,178	71	1,344	6.9%
TOTAL	432,288	432,288					$88,975	$36,027	$125,002	$106,456	$55	$8,576	6.9%

OTHER CURRENT REPOSITIONING IN PROCESS:
Other Repositioning - 16 projects with estimated costs < $1 million individually(7)								$11,101		$6,578			6.0%-7.0%

FUTURE REPOSITIONING:
8210-8240 Haskell Avenue (SF Valley)	53,248	53,248	0%	1Q-22	3Q-22	1Q-23	$12,465	$4,009	$16,474	$12,486	$(28)	$828	5.0%
19431 Santa Fe Avenue (South Bay)	14,793	14,793	0%	1Q-22	4Q-22	1Q-23	8,161	2,728	10,889	8,161	73	1,413	13.0%
3441 MacArthur Blvd. (OC Airport)	122,060	122,060	100%	2Q-22	1Q-23	2Q-23	9,038	10,667	19,705	9,349	346	1,852	9.4%
14100 Vine Place (Mid-Counties)	119,145	119,145	100%	2Q-22	4Q-22	1Q-23	49,035	4,818	53,853	49,035	65	$2,360	4.4%
2757 Del Amo Boulevard (South Bay)	57,300	57,300	100%	3Q-22	1Q-23	2Q-23	11,934	4,216	16,150	11,934	114	1,532	9.5%
TOTAL	366,546	366,546					$90,633	$26,438	$117,071	$90,965	$570	$7,985	6.8%
* “Properties and Space Under Repositioning” are typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.

— See footnotes on page 29 —

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 27

Properties and Space Under Repositioning/Redevelopment* (Continued).(1)
As of December 31, 2021	(unaudited results, in thousands, except square feet)

	Redevelopment
				Est. Constr. Period(1)
	Property (Submarket)	Projected RSF(8)	Total Property Leased % 12/31/2021	Start	Target Complet.	Estimated Stabilization Period(1)(3)	Purchase Price(1)	Projected Redev. Costs(1)	Projected Total Investment(1)	Cumulative Investment to Date(1)	Actual Cash NOI 4Q-2021(1)	Est. Annual Stabilized Cash NOI(1)	Estimated UnleveredStabilized Yield(1)
	CURRENT REDEVELOPMENT:
	29025 Avenue Paine (SF Valley)(9)	111,260	100%	1Q-21	1Q-22	2Q-22	$5,515	$11,912	$17,427	$16,763	$(2)	$1,155	6.6%
	415-435 Motor Avenue (SG Valley)	94,315	—%	2Q-21	2Q-22	3Q-22	7,376	10,232	17,608	12,402	(3)	1,422	8.1%
	15601 Avalon Boulevard (South Bay)(10)	86,879	—%	3Q-21	4Q-22	1Q-23	16,061	12,082	28,143	17,101	(13)	1,508	5.4%
	1055 Sandhill Avenue (South Bay)	127,853	—%	3Q-21	1Q-23	3Q-23	11,994	14,614	26,608	14,063	(33)	2,183	8.2%
	9615 Norwalk Boulevard (Mid-Counties)	201,467	—%	3Q-21	1Q-23	3Q-23	9,642	30,571	40,213	14,987	(5)	3,364	8.4%
	9920-10020 Pioneer Blvd (Mid-Counties)(11)	162,557	—%	4Q-21	1Q-23	3Q-23	23,598	33,036	56,634	24,650	1	3,005	5.3%
	TOTAL	784,331					$74,186	$112,447	$186,633	$99,966	$(55)	$12,637	6.8%

	FUTURE REDEVELOPMENT:
	8888-8892 Balboa Avenue (Central SD)(11)	128,400	24%	1Q-22	1Q-23	3Q-23	$19,940	$17,872	$37,812	$20,338	$60	$2,290	6.1%
**	12752-12822 Monarch St. (West OC)(11)(12)	269,465	100%	1Q-22	2Q-23	3Q-23	34,098	15,742	49,840	36,061	512	3,608	7.2%
	4416 Azusa Canyon Road (SG Valley)(11)	130,063	—%	2Q-22	1Q-23	2Q-23	12,277	15,309	27,586	13,410	(8)	2,142	7.8%
	1901 Via Burton (North OC)(13)	139,521	100%	2Q-22	2Q-23	3Q-23	24,500	16,559	41,059	25,278	79	2,423	5.9%
**	3233 Mission Oaks Boulevard (Ventura)(14)	582,341	97%	2Q-22	3Q-23	4Q-23	40,743	30,521	71,264	40,743	967	5,513	7.7%
	2390-2444 American Way (North OC)	96,100	—%	2Q-22	3Q-23	1Q-24	17,118	13,534	30,652	17,290	—	1,738	5.7%
	12118 Bloomfield Avenue (Mid-Counties)(11)	110,018	100%	3Q-22	1Q-24	2Q-24	16,707	14,087	30,794	16,779	109	1,991	6.5%
	15010 Don Julian Road (SG Valley)(11)	219,242	100%	4Q-22	4Q-23	2Q-24	22,891	21,138	44,029	23,583	131	3,735	8.5%
	21515 Western Avenue (South Bay)	87,980	100%	4Q-22	4Q-23	1Q-24	19,127	12,181	31,308	19,159	61	1,705	5.4%
	6027 Eastern Avenue (Central LA)	92,800	—%	4Q-22	4Q-23	1Q-24	23,430	15,411	38,841	23,497	(9)	1,769	4.6%
	3071 Coronado Street (North OC)	106,925	100%	1Q-23	4Q-23	2Q-24	28,207	15,994	44,201	28,207	(2)	2,041	4.6%
	12772 San Fernando Road (SF Valley)(11)	146,746	52%	1Q-23	1Q-24	2Q-24	22,114	16,443	38,557	22,301	111	2,291	5.9%
	TOTAL	2,109,601					$281,152	$204,791	$485,943	$286,646	$2,011	$31,246	6.4%
* “Properties Under Redevelopment” are typically defined as a properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a property with excess or vacant land     where we plan to construct a ground-up building.
** Property is included in our 2021 Same Property Portfolio as of December 31, 2021, and will be excluded from our 2022 Same Property Portfolio.

— See footnotes on page 29 —

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 28

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of December 31, 2021	(unaudited results, in thousands, except square feet)

Stabilized Repositionings/Redevelopments: Properties and Space
Property (Submarket)	Rentable Square Feet	Stabilized Period	Unlevered Stabilized Yield
2455 Conejo Spectrum Street.(Ventura)	98,218	1Q-20	5.3%
635 8th Street (SF Valley)	72,250	1Q-20	5.0%
16121 Carmenita Road (Mid-Counties)	109,780	3Q-20	5.9%
10015 Waples Court (Central SD)	106,412	3Q-20	5.7%
1210 N. Red Gum Street (North OC)	64,570	3Q-20	6.9%
7110 E. Rosecrans Avenue - Unit B (South Bay)	37,417	3Q-20	n/a(15)
29003 Avenue Sherman (SF Valley)	68,123	4Q-20	5.1%
727 Kingshill Place (South Bay)	46,005	4Q-20	4.9%
The Merge (Inland Empire West)	333,544	2Q-21	7.0%
16221 Arthur Street (Mid-Counties)	61,372	2Q-21	7.9%
Rancho Pacifica - Bldgs 1 & 6 (South Bay)(16)	488,114	3Q-21	6.3%
8745-8775 Production Avenue (Central SD)(17)	26,200	3Q-21	6.9%
19007 Reyes Avenue (South Bay)(18)	—	3Q-21	6.2%
851 Lawrence Drive (Ventura)	90,773	3Q-21	6.4%
(1)For definitions of “Properties and Space Under Repositioning/Redevelopment,” “Estimated Construction Period,” “Purchase Price,” “Projected Repositioning/Redevelopment Costs,” “Projected Total Investment,” “Cumulative Investment to Date,” “Estimated Annual Stabilized Cash NOI,” “Actual Cash NOI,” “Estimated Unlevered Stabilized Yield” and “Stabilization Date - Properties and Space Under Repositioning” see page 36-37 in the Notes and Definitions section of this report.
(2)“Total Property RSF” is the total RSF of the entire property or particular building(s) (footnoted if applicable) under repositioning. “Repositioning/Lease-up RSF” is the actual RSF that is subject to repositioning at the property/building, and may be less than Total Property RSF.
(3)Represents the estimated quarter that the project will reach stabilization. Includes time to complete construction & lease-up the project. The actual period of stabilization may vary materially from our estimates.
(4)At 12821 Knott Street, we are repositioning the existing 120,800 RSF building and are constructing approximately 45,000 RSF of new warehouse space.
(5)As of December 31, 2021, 12133 Greenstone Avenue has been pre-leased with the lease expected to commence in March 2022, subject to completion of repositioning work.
(6)As of December 31, 2021, 900 East Ball Road has been pre-leased with the lease expected to commence in July 2022, subject to completion of repositioning work.
(7)“Other Repositioning” includes 16 projects where estimated costs are generally less than $1.0 million individually. Repositioning work at these 15 projects totals 287,290 RSF. Other Repositioning is comprised of properties both included and excluded from our Same Property Portfolio.
(8)Represents the estimated rentable square footage of the project upon completion of redevelopment.
(9)As of December 31, 2021, 29025 Avenue Paine has been pre-leased with the lease expected to commence in March 2022, subject to completion of redevelopment work.
(10)At 15601 Avalon Boulevard, we demolished the previously existing building (63,690 RSF) and we will construct a new 86,879 RSF building.
(11)As of December 31, 2021, these projects have existing buildings aggregating 888,163 RSF (also included in our Total Portfolio RSF) that we intend to fully or partially demolish prior to constructing new buildings: 4416 Azusa Canyon Road (70,510 RSF), 12118 Bloomfield Avenue (63,000 RSF), 12752 Monarch Street (276,585 RSF), 15010 Don Julian Road (92,925 RSF), 888-8892 Balboa Avenue (86,637 RSF), 12772 San Fernando Road (140,837 RSF), and 9920-10020 Pioneer Boulevard (157,669 RSF).
(12)As of December 31, 2021, 12752-12822 Monarch Street is included in our Same Property Portfolio and comprises two buildings totaling 276,585 RSF. One of the buildings (165,260 RSF) had an in-place lease which terminated in January 2022. We plan to demolish 104,570 RSF of the building and construct a new 97,450 RSF building in its place, as well as reposition the remaining 60,690 RSF of the original structure. At completion, the total project will contain 269,465 RSF.
(13)At 1901 Via Burton, we plan to construct a new 139,521 RSF building. In September 2021, we leased the property to a tenant under a short-term lease to provide income for part of the entitlement period.
(14)As of December 31, 2021, 3233 Mission Oaks Blvd comprises 461,717 RSF. We plan to demolish 52,500 RSF and construct two new buildings comprising 173,124 RSF. At completion, the total project will contain 582,341 RSF.
(15)We are unable to provide a meaningful stabilized yield for this completed project as this was a partial repositioning of a larger property.
(16)Rancho Pacifica Buildings 1 & 6 are located at 2301-2329 Pacifica Place and 2332-2366 Pacifica Place, and represent two buildings totaling 488,114 RSF, out of six buildings at our Rancho Pacifica Park property, which has a total of 1,152,883 RSF. Amounts detailed in the tables above (leased %, costs, NOI and stabilized yield) reflect only these two buildings.
(17)At 8745-8775 Production Avenue, we repositioned 26,000 RSF of the 46,820 RSF property. The stabilized yield reflects the full project and its RSF.
(18)At 19007 Reyes Avenue, a 4.5 acre industrial site, we removed the dysfunctional improvements and converted the site into a single tenant industrial outdoor storage facility for container storage.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 29

Current Year Acquisitions and Dispositions Summary.
As of December 31, 2021								(unaudited results)

2021 Current Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet		Acquisition Price ($ in MM)		Occ. % at Acquisition	Occ.% at Dec 31, 2021
1/5/2021	15010 Don Julian Road(1)	Los Angeles	San Gabriel Valley	92,925		$22.20		100%	100%
1/11/2021	5002-5018 Lindsay Court	San Bernardino	Inland Empire - West	64,960		12.65		100%	100%
1/14/2021	514 East C Street(2)	Los Angeles	South Bay	3,436	(2)	9.95		100%	100%
1/26/2021	17907-18001 Figueroa Street	Los Angeles	South Bay	74,810		20.20		100%	100%
1/27/2021	7817 Woodley Avenue(3)	Los Angeles	Greater San Fernando Valley	36,900		9.96		100%	100%
2/4/2021	8888-8892 Balboa Avenue(1)	San Diego	Central San Diego	86,637		19.80		56%	24%
2/19/2021	9920-10020 Pioneer Boulevard(1)	Los Angeles	Mid-Counties	157,669		23.50		5%	—%
3/19/2021	2553 Garfield Avenue	Los Angeles	Los Angeles - Central	25,615		3.90		100%	100%
3/19/2021	6655 East 26th Street	Los Angeles	Los Angeles - Central	47,500		6.50		100%	100%
3/19/2021	560 Main Street	Orange	Orange County - North	17,000		2.60		100%	100%
3/23/2021	4225 Etiwanda Avenue	San Bernardino	Inland Empire - West	134,500		32.25		100%	100%
4/14/2021	12118 Bloomfield Avenue(1)	Los Angeles	Mid-Counties	63,000		16.65		100%	100%
4/15/2021	256 Alondra Boulevard(2)	Los Angeles	South Bay	2,456	(2)	11.25		100%	100%
4/23/2021	19007 Reyes Avenue(2)	Los Angeles	South Bay	—	(2)	16.35		—%	100%
4/30/2021	19431 Santa Fe Avenue(2)	Los Angeles	South Bay	14,793	(2)	10.50		100%	—%
5/21/2021	4621 Guasti Road	San Bernardino	Inland Empire - West	64,512		13.34		—%	100%
6/15/2021	12838 Saticoy Street	Los Angeles	Greater San Fernando Valley	100,390		27.25		—%	100%
6/15/2021	19951 Mariner Avenue	Los Angeles	South Bay	89,272		27.40		100%	100%
6/17/2021	East 12th Street	Los Angeles	Los Angeles - Central	257,976		93.60		96%	78%
6/22/2021	29120 Commerce Center Drive	Los Angeles	Greater San Fernando Valley	135,258		27.05		100%	100%
6/24/2021	20304 Alameda Street	Los Angeles	South Bay	77,758		13.50		100%	100%
7/8/2021	4181 Ruffin Road	San Diego	Central San Diego	150,144		35.75		100%	100%
7/16/2021	12017 Greenstone Avenue(2)	Los Angeles	Mid-Counties	—	(2)	13.50		—%	100%
7/26/2021	1901 Via Burton(1)	Orange	North Orange County	—		24.21		—%	100%
8/4/2021	1555 Cucamonga Avenue	San Bernardino	Inland Empire - West	107,023		21.00		100%	100%
8/6/2021	1800 Lomita Boulevard(2)	Los Angeles	South Bay	—	(2)	70.00		100%	100%
8/17/2021	8210-8240 Haskell Avenue	Los Angeles	Greater San Fernando Valley	53,248		12.43		—%	—%
8/20/2021	3100 Lomita Boulevard	Los Angeles	South Bay	575,976		182.05	(4)	91%	91%
8/25/2021	2401-2421 Glassell Street	Orange	North Orange County	191,127		70.03		100%	100%
8/26/2021	2390-2444 American Way(1)	Orange	North Orange County	—		16.70		—%	—%
8/26/2021	500 Dupont Avenue	San Bernardino	Inland Empire West	276,000		58.50		100%	100%
9/10/2021	1801 St. Andrew Place	Orange	OC Airport	370,374		105.30		100%	100%
9/17/2021	5772 Jurupa Street	San Bernardino	Inland Empire - West	360,000		54.00		100%	100%
9/30/2021	2500 Victoria Street(2)	Los Angeles	South Bay	—	(2)	217.07		100%	100%

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 30

Current Year Acquisitions and Dispositions Summary.
As of December 31, 2021							(unaudited results)

2021 Current Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet		Acquisition Price ($ in MM)	Occ. % at Acquisition	Occ.% at Dec 31, 2021
10/1/2021	1010 Belmont Street	San Bernardino	Inland Empire - West	61,824		14.50	100%	100%
10/12/2021	21515 Western Avenue(1)	Los Angeles	South Bay	56,199		18.95	100%	100%
10/28/2021	12027 Greenstone Avenue(2)	Los Angeles	Mid-Counties	7,780	(2)	8.13	100%	100%
11/16/2021	6027 Eastern Avenue(1)	Los Angeles	Central LA	82,922		23.25	—%	—%
11/16/2021	340-344 Bonnie Circle	San Bernardino	Inland Empire West	98,000		27.00	100%	100%
11/18/2021	14100 Vine Place	Los Angeles	Mid-Counties	119,145		48.50	100%	100%
11/30/2021	2280 Ward Avenue	Ventura	Ventura	242,101		46.41	100%	100%
11/30/2021	20481 Crescent Bay Drive	Orange	South Orange County	88,355		19.50	100%	100%
12/2/2021	334 El Encanto Road	Los Angeles	San Gabriel Valley	64,368		10.68	100%	100%
12/10/2021	17031-17037 Green Drive	Los Angeles	San Gabriel Valley	51,000		13.77	100%	100%
12/16/2021	13512 Marlay Avenue	San Bernardino	Inland Empire West	199,363		51.00	100%	100%
12/17/2021	14940 Proctor Road	Los Angeles	San Gabriel Valley	111,927		28.60	100%	100%
12/22/2021	2800 Casitas Avenue	Los Angeles	Greater San Fernando Valley	117,000		43.00	100%	100%
12/23/2021	4240 190th Street	Los Angeles	South Bay	307,487		75.30	100%	100%
12/28/2021	2391-2393 Bateman Avenue	Los Angeles	San Gabriel Valley	65,605		23.08	100%	100%
12/29/2021	1168 Sherborn Street	San Bernardino	Inland Empire West	79,515		23.45	100%	100%
12/30/2021	3071 Coronado Street(1)	Orange	North Orange County	109,908		28.00	100%	100%
12/30/2021	8911 Aviation Blvd	Los Angeles	South Bay	100,000		32.00	100%	100%
12/31/2021	1020 Bixby Drive	Los Angeles	San Gabriel Valley	56,915		16.35	100%	100%
Total 2021 Current Period Acquisitions				5,650,673		$1,852.41

2021 Current Period Dispositions
Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)
2/12/2021	14723-14825.25 Oxnard Street	Los Angeles	Greater San Fernando Valley	77,790	$19.25
3/15/2021	6760 Central Avenue, Unit B	San Bernardino	Inland Empire East	9,943	1.53
5/20/2021	11529-11547 Tuxford Street	Los Angeles	Greater San Fernando Valley	29,730	8.18
9/15/2021	5803 Newton Drive	San Diego	North San Diego	71,602	18.60
11/1/2021	2670-2674 East Walnut St. and 89-91 San Gabriel Blvd.	Los Angeles	Greater San Fernando Valley	31,619	11.70
Total Current Period Dispositions				220,684	$59.26
(1)Represents acquisition of a current or near-term redevelopment site. See page 28 for additional details.
(2)Represents acquisition of an industrial outdoor storage site.
(3)7817 Woodley Avenue is part of the Van Nuys Airport Industrial Center Portfolio that was acquired in December 2020.
(4)In connection with the acquisition of 3100 Lomita Boulevard, the Company prepaid an existing loan on the property and incurred a $20.4 million prepayment fee in addition to the $182.0 million purchase price at closing.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 31

Subsequent Acquisitions and Dispositions Summary.
As of February 9, 2022					(unaudited results)

2022 Subsequent Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet	Acquisition Price ($ in MM)	Occ. % at Acquisition
1/14/2022	444 Quay Avenue(1)	Los Angeles	South Bay	29,760	$10.76	86%
1/31/2022	18455 Figueroa Street	Los Angeles	South Bay	146,765	64.25	100%
2/1/2022	24903 Avenue Kearny	Los Angeles	Greater San Fernando Valley	214,436	58.46	100%
2/2/2022	19475 Gramercy Place	Los Angeles	South Bay	47,712	11.30	—%
2/8/2022	14005 Live Oak Avenue	Los Angeles	San Gabriel Valley	56,510	25.00	100%
				495,183	$169.77

2022 Subsequent Period Dispositions
Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)
1/13/2022	28159 Avenue Stanford	Los Angeles	Greater San Fernando Valley	79,247	$16.50

(1)Represents acquisition of an industrial outdoor storage site.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 32

Net Asset Value Components.
As of December 31, 2021	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended Dec 31, 2021
Total operating rental income	$132,593
Property operating expenses	(32,090)
Pro forma effect of uncommenced leases(2)	1,323
Pro forma effect of acquisitions(3)	4,175
Pro forma effect of dispositions(4)	(50)
Pro forma NOI effect of significant properties classified as repositioning, redevelopment and lease-up(5)	12,527
Pro Forma NOI	118,478
Amortization of net below-market lease intangibles	(6,154)
Straight line rental revenue adjustment	(5,999)
Pro Forma Cash NOI	$106,325

Balance Sheet Items
Other assets and liabilities	December 31, 2021
Cash and cash equivalents	$43,987
Restricted cash	11
Rents and other receivables, net	11,027
Other assets	19,066
Acquisition related deposits	8,445
Accounts payable, accrued expenses and other liabilities	(65,833)
Dividends payable	(40,143)
Tenant security deposits	(57,370)
Prepaid rents	(15,829)
Estimated remaining cost to complete repositioning/redevelopment projects	(330,615)
Total other assets and liabilities	$(427,254)

Debt and Shares Outstanding

Total consolidated debt(6)	$1,413,121
Preferred stock/units - liquidation preference	$229,068

Common shares outstanding(7)	160,262,303
Operating partnership units outstanding(8)	6,401,377
Total common shares and operating partnership units outstanding	166,663,680
(1)For a definition and discussion of non-GAAP financial measures, see the notes and definitions section beginning on page 34 of this report.
(2)Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of October 1, 2021.
(3)Represents the estimated incremental NOI from Q4'21 acquisitions as if they had been acquired on October 1, 2021. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of October 1, 2021.
(4)Represents the deduction of actual Q4'21 NOI for the properties that were sold during the current quarter. See page 31 for a detail of current year disposition properties.
(5)Represents the estimated incremental NOI from the properties that were classified as current or future repo/redev, lease-up or stabilized during the three months ended December 31, 2021, assuming that all repo/redev work had been completed and all of the properties were fully stabilized as of October 1, 2021. Includes all properties that are separately listed on pages 27-28 and excludes “Other Repositionings.” We have made a number of assumptions in such estimates & there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of October 1, 2021.
(6)Excludes unamortized loan discount and debt issuance costs totaling $13.6 million.
(7)Represents outstanding shares of common stock of the Company, which excludes 249,179 shares of unvested restricted stock.
(8)Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 633,856 vested LTIP Units and 744,899 vested performance units and excludes 239,709 unvested LTIP Units and 1,096,819 unvested performance units.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 33

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties and (v) 2nd generation tenant improvements and leasing commissions. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:
•In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of December 31, 2021, multiplied by 12. Includes leases that have commenced as of December 31, 2021 or leases where tenant has taken early possession of space as of December 31, 2021. Excludes billboard and antenna revenue and tenant reimbursements.
•In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of December 31, 2021.
•Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to December 31, 2021, or adjustments for future known non-renewals.
•ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of December 31, 2021, multiplied by 12.
•In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of December 31, 2021.
•Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but have not yet commenced as of December 31, 2021.
•Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that have been signed but have not yet commenced as of December 31, 2021.
Capital Expenditures, Non-recurring: Expenditures made with respect to a property for repositioning, redevelopment, major property or unit upgrade or renovation, and further includes capital expenditures for seismic upgrades, roof or parking lot replacements and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made with respect to a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) fair value lease revenue and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO, as defined below, to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. Core FFO adjustments consist of (i) acquisition expenses, (ii) loss on extinguishment of debt, (iii) the amortization of the loss on termination of interest rate swaps, (iv) impairments of right of use assets and (v) other amounts as they may occur. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company's operating results. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends, but excludes non-recurring preferred stock redemption charges related to the write-off of original issuance costs which we do not consider reflective of our core revenue or expense streams).

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 34

Notes and Definitions.

Debt Covenants ($ in thousands)

		December 31, 2021
	Current Period Covenant	Credit Facility and $150M Term Loan	Senior Notes ($100M, $125M, $25M, $75M)
Maximum Leverage Ratio	less than 60%	19.7%	20.6%
Maximum Secured Leverage Ratio	less than 45%	1.9%	N/A
Maximum Secured Leverage Ratio	less than 40%	N/A	2.0%
Maximum Secured Recourse Debt	less than 15%	N/A	—%
Minimum Tangible Net Worth	$4,076,196	$5,530,780	N/A
Minimum Tangible Net Worth	$3,970,446	N/A	$5,530,780
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	7.0 to 1.00	7.0 to 1.00
Unencumbered Leverage Ratio	less than 60%	19.3%	20.2%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	10.66 to 1.00	10.66 to 1.00

		December 31, 2021
	Current Period Covenant	$400M 2.125% Senior Notes and $400M 2.15% Senior Notes
Maximum Debt to Total Asset Ratio	less than 60%	19.1%
Maximum Secured Debt to Total Asset Ratio	less than 40%	1.9%
Minimum Debt Service Coverage Ratio	at least 1.50 to 1.00	6.4 to 1.00
Minimum Unencumbered Assets to Unsecured Debt Ratio	at least 1.50 to 1.00	5.0 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement/indenture.
EBITDAre and Adjusted EBITDA: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses of depreciable property and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses, (iv) impairments of right of use assets and (v) the pro-forma effects of acquisitions and dispositions. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly,
EBITDAre and Adjusted EBITDA should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and Adjusted EBITDA should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDA differently than we do; accordingly, our EBITDAre and Adjusted EBITDA may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDA. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.
Fixed Charge Coverage Ratio:

	For the Three Months Ended
	Dec 31, 2021		Sep 30, 2021		Jun 30, 2021		Mar 31, 2021		Dec 31, 2020
EBITDAre	$84,351		$75,587		$69,108		$64,679		$57,434
Amortization of above/below market lease intangibles	(6,154)		(3,191)		(3,386)		(2,712)		(2,711)
Non-cash stock compensation	6,277		4,506		4,463		4,261		2,491
Loss on extinguishment of debt	—		505		—		—		104
Impairment of right-of-use asset	992		—		—		—		—
Straight line rental revenue adj.	(5,999)		(5,865)		(4,840)		(4,199)		(434)
Capitalized payments	(2,539)		(2,062)		(1,700)		(1,590)		(1,331)
Recurring capital expenditures	(3,363)		(2,509)		(2,053)		(2,541)		(2,671)
2nd gen. tenant improvements & leasing commissions	(1,510)		(2,523)		(4,885)		(3,528)		(1,741)
Cash flow for fixed charge coverage calculation	72,055		64,448		56,707		54,370		51,141
Cash interest expense calculation detail:
Interest expense	10,367		10,427		9,593		9,752		8,673
Capitalized interest	1,611		1,277		893		732		818
Note payable premium amort.	(60)		(23)		28		29		47
Amort. of deferred financing costs	(517)		(508)		(447)		(447)		(408)
Amort. of swap term fees & t-locks	(804)		(655)		(410)		(410)		(218)
Cash interest expense	10,597		10,518		9,657		9,656		8,912
Scheduled principal payments	598		531		332		319		241
Preferred stock/unit dividends	3,022		3,684		4,345		4,344		4,344
Fixed charges	$14,217		$14,733		$14,334		$14,319		$13,497
Fixed Charge Coverage Ratio	5.1	x	4.4	x	4.0	x	3.8	x	3.8	x
NAREIT Defined Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) on sale of real estate assets, gains (or losses) on sale of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 35

Notes and Definitions.

financing costs) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions or assets incidental to our business, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate and other assets incidental to our business, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends and any preferred stock redemption charges related to the write-off of original issuance costs).
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Definitions Related to Properties and Space Under Repositioning/Redevelopment:
•Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.
•Properties Under Redevelopment: Typically defined as a properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a property with excess or vacant land where we plan to construct a ground-up building.
•Estimated Construction Period: The “Start” of the Estimated Construction Period is our current estimate of the period in which we will start physical construction on a property. Prior to Q4-2020, we defined the “Start” as the period in which we began activities to get a property ready for its intended use, which included pre-construction activities, including securing entitlements or permits, design, site work, and other necessary activities preceding construction. The Target Completion of the Estimated Construction Period is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis.
•Purchase Price: Represents the contractual purchase price of the property plus closing costs.
•Projected Repositioning/Redevelopment Costs: Represents the estimated costs to be incurred to complete construction and lease-up each repositioning/redevelopment project. Estimated costs include (i) nonrecurring capital expenditures, (ii) estimated tenant improvement allowances/costs and (iii) estimated leasing commissions. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter. Excludes capitalized costs including capitalized interest, property taxes, insurance and compensation.
•Projected Total Investment: Includes the sum of the Purchase Price and Projected Repositioning/Redevelopment Costs.
•Cumulative Investment to Date: Includes the Purchase Price and nonrecurring capital expenditures, tenant improvement costs and leasing commission costs incurred as of the reporting date.
•Estimated Annual Stabilized Cash NOI: Represents management’s estimate of each project’s annual Cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.
•Actual Quarterly NOI: Represents the actual cash NOI (a non-GAAP measure defined on page 34) for the repositioning/redevelopment property for the entire reported quarter or from the date of acquisition if such property was acquired during the current reported quarter.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 36

Notes and Definitions.

•Estimated Unlevered Stabilized Yield: Calculated by dividing each project’s Estimated Annual Stabilized Cash NOI by its Projected Total Investment.
•Stabilization Date - Properties and Space Under Repositioning/Redevelopment: We consider a repositioning/redevelopment property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning/redevelopment construction work.
Rental Income: See below for a breakdown of consolidated rental income for the last five trailing quarters. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Rental revenue (before collectability adjustment)	$110,009	$95,862	$86,935	$83,349	$75,990
Tenant reimbursements	22,192	19,024	17,119	16,644	14,468
Other income	388	232	303	147	151
Increase (reduction) in revenue due to change in collectability assessment	4	142	(121)	(496)	(2,114)
Rental income	132,593	115,260	104,236	99,644	88,495
Rent Change - Cash: Compares the first month cash rent excluding any abatement on new/renewal leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatements, on new/renewal leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Same Property Portfolio (“SPP”) (previously referred to as the "Stabilized Same Property Portfolio."): Our 2021 SPP is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2020 through December 31, 2021, and excludes (i) any properties that were acquired or sold during the period from January 1, 2020 through December 31, 2021, and (ii) properties acquired prior to January 1, 2020 that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2020 and 2021 (unless otherwise noted), which we believe will significantly affect the properties’ results during the comparative periods.

SPP Historical Information: The table below reflects selected information related to our SPP as initially reported in each quarter’s respective supplemental package.

	Three Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
# of Properties	193	194	195	195	159
Square Feet	24,619,258	24,652,152	24,721,010	24,720,199	19,688,025
Ending Occupancy	99.1%	98.8%	98.4%	98.6%	98.2%
SPP NOI growth	10.0%	9.7%	10.1%	6.8%	2.5%
SPP Cash NOI growth	6.8%	13.3%	22.0%	8.2%	7.1%

Same Property Portfolio Rental Income: See below for a breakdown of 2021 & 2020 rental income for our SPP. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended December 31,				Year Ended December 31,
	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Rental revenue	$68,417	$62,444	$5,973	9.6%	$266,572	$247,018	$19,554	7.9%
Tenant reimbursements	13,350	11,853	1,497	12.6%	50,579	46,006	4,573	9.9%
Other income	275	134	141	105.2%	736	519	217	41.8%
Rental income	$82,042	$74,431	$7,611	10.2%	$317,887	$293,543	$24,344	8.3%
Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Net Income	$39,380	$40,186	$26,037	$30,643	$18,155
Add:
General and administrative	15,009	11,806	10,695	11,480	9,042
Depreciation & amortization	41,221	38,676	36,228	35,144	30,554
Other expenses	1,262	4	2	29	35
Interest expense	10,367	10,427	9,593	9,752	8,673
Loss on extinguishment of debt	—	505	—	—	104
Subtract:
Mgmt, leasing, & dvlpmt services	118	136	109	105	95
Interest income	1	7	15	14	59
Gain (loss) on sale of real estate	6,617	13,702	2,750	10,860	(52)
NOI	$100,503	$87,759	$79,681	$76,069	$66,461
S/L rental revenue adj.	(5,999)	(5,865)	(4,840)	(4,199)	(434)
Amortization of above/below market lease intangibles	(6,154)	(3,191)	(3,386)	(2,712)	(2,711)
Cash NOI	$88,350	$78,703	$71,455	$69,158	$63,316

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 37

Notes and Definitions.

Reconciliation of Net Income to Total Portfolio NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income	$39,380	$18,155	$136,246	$80,895
Add:
General and administrative	15,009	9,042	48,990	36,795
Depreciation and amortization	41,221	30,554	151,269	115,269
Other expenses	1,262	35	1,297	124
Interest expense	10,367	8,673	40,139	30,849
Loss on extinguishment of debt	—	104	505	104
Deduct:
Management, leasing and development services	118	95	468	420
Interest income	1	59	37	338
Gain on sale of real estate	6,617	(52)	33,929	13,617
NOI	$100,503	$66,461	$344,012	$249,661
Non-Same Property Portfolio rental income	(50,551)	(14,064)	(133,846)	(35,834)
Non-Same Property Portfolio property exp.	12,204	4,112	34,659	10,492
Same Property Portfolio NOI	$62,156	$56,509	$244,825	$224,319
Straight line rental revenue adjustment	(1,562)	924	(7,231)	(9,638)
Amort. of above/below market lease intangibles	(1,228)	(1,842)	(5,349)	(7,872)
Same Property Portfolio Cash NOI	$59,366	$55,591	$232,245	$206,809
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2022 Estimate
	Low	High
Net income attributable to common stockholders	$0.77	$0.81
Company share of depreciation and amortization	1.05	1.05
Company share of gains on sale of real estate(1)	(0.05)	(0.05)
Company share of Core FFO	$1.77	$1.81
(1)Reflects the sale of 28159 Avenue Stanford on January 13, 2022.

Fourth Quarter 2021 Supplemental Financial Reporting Package	Page 38